EXHIBIT 77C
                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of The Advocacy Fund (the "Fund"), a series of Forum Funds (the "Trust"), was held on August 15, 2000 for the purpose of approving the Investment Advisory Agreement ("Agreement") between the Trust and Trillium Asset Management Corporation for the Fund. Forum Financial Group, LLC, the sole initial shareholder, voted to approve the Agreement.


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                                 EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between Forum Funds (the "Trust") and Trillium Asset Management Corporation regarding The Advocacy Fund, Exhibit (d)(9) to post-effective amendment No. 82 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on August 14, 2000, accession number 0001004402-00-000283.


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                                   EXHIBIT 77I
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information regarding The Advocacy Fund, post-effective amendment No. 79, filed pursuant to Section 485(a), and post-effective amendment No. 82, filed pursuant to Section 485(b), to the Trust's Registration Statement, are incorporated by reference as filed via EDGAR on May 31, 2000, accession number 0001004402-00-000185 and August 14, 2000, accession number 0001004402-00-000283, respectively.